Exhibit 99

                           [LOGO OF BETHELHEM STEEL]

                                     Bethlehem Steel Corporation
                                     Corporate Communications Division
                                     Public Affairs Department
                                     1170 Eighth Avenue
                                     Bethlehem, PA  18016-7699
                                     (610) 694-3711 - Phone
                                     (610) 694-1509 - Fax
                                     Internet Homepage Address
                                     http://www.bethsteel.com




FOR IMMEDIATE RELEASE
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          Bethlehem Steel Corporation Commences Consent Solicitation

         BETHLEHEM, Pa., September 10, 2001 -- Bethlehem Steel Corporation (NYSE: BS) announced today that it is commencing a consent solicitation with respect to its 10-3/8% Senior Notes due 2003 for the adoption of proposed amendments to certain provisions of its Indenture dated as of September 1, 1993, as amended, under which the Notes are outstanding.

         The proposed amendments would permit Bethlehem Steel to complete a new $750 million Senior Secured credit facility. This new credit facility will provide Bethlehem with increased liquidity and greater financial flexibility. More specifically, the proposed amendments will allow Bethlehem to pledge as collateral for the new credit facility interests in certain non-principal steel plant assets and joint ventures currently subject to the Indenture's negative pledge covenant and allow Bethlehem's subsidiaries to guarantee the new credit facility. The proposed amendments will also allow Bethlehem to incur in the future an increased amount of debt and refinancing of debt during periods when it is otherwise unable to comply with the Indenture's Consolidated Interest Coverage Ratio.

         The record date to determine the noteholders entitled to consent is September 7, 2001. The consent solicitation will expire at 5:00 p.m., New York City time, on Friday, September 21, 2001, unless extended. Bethlehem Steel will pay to consenting noteholders a consent fee of $10 for each $1,000 in principal amount for which consent is validly delivered and not revoked. Noteholders may direct any inquiries or requests related to the consent solicitation to Salomon Smith Barney at 800-558-3745 and any





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inquiries or requests for additional consent solicitation statements to the
Information Agent, Mellon Investor Services LLC, at 800-241-6711.

         Bethlehem Steel Corporation is the nation's second largest integrated steel company with revenues of about $4 billion and shipments of about nine million tons. Its 14,000 employees work primarily in three major divisions - Burns Harbor, Ind., Sparrows Point, Md. (with plate mills in Coatesville and Conshohocken, Pa.), and Pennsylvania Steel Technologies, Steelton, Pa. The corporation is a leading supplier to the North American automotive and construction industries, and is the largest supplier of plate products on the continent.

         This release contains forward-looking statements. Our use of the words "expect," "believe," "intent," "should," "plan" and similar words are intended to identify these statements as forward-looking. In accordance with the provisions of the Private Securities Litigation Reform Act of 1995, reference is made to "Item 1 - Business - Forward-Looking Statements" of Bethlehem's 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 31, 2001, and to "Cautionary Statement" of Bethlehem's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 24, 1998, for important factors that could cause results to differ materially from those projected. #

Investor Contact                                         Media Contact
Jeff Faloba                                              Bob Bilheimer
610-694-2206                                             610-694-3711



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